                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 12, 1999


                             CHART INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                         1-11442                34-1712937

(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                   5885 LANDERBROOK DRIVE, CLEVELAND, OH 44124
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (440) 753-1490

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

On April 12, 1999, Chart Industries, Inc. ("Chart" or the "Company") completed the acquisition of MVE Holdings, Inc. ("MVE")(the "Acquisition"). The Acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of February 16, 1999, among Chart Industries, Inc., Chart Acquisition Company and MVE Holdings, Inc. (the "Agreement"). Chart Acquisition Company is a wholly owned subsidiary of the Company.

Headquartered in Burnsville, Minnesota, MVE manufactures vacuum-insulated containment vessels and equipment for storing, transporting and using cryogenic liquids. These engineered products serve worldwide customers in the industrial gas, restaurant, medical, agricultural and liquid natural gas alternative fuel industries. MVE's products include a wide range of standard cryogenic storage tanks, specialty tanks, transportation equipment, medical respiratory products (including liquid oxygen systems), equipment for producing carbonated beverages and equipment used to store and transport biological matter and other temperature-sensitive substances. In 1998, MVE had sales of approximately $208 million. MVE has manufacturing operations in Minnesota, Georgia, the Czech Republic, Australia and China.

As consideration for the Acquisition, Chart Acquisition Company paid approximately $245.2 million in cash to purchase all of MVE's common and preferred stock, to pay off certain existing debt instruments, and to complete a tender offer and consent solicitation for the 12-1/2 percent senior secured notes due 2002 issued by MVE, Inc., a wholly owned subsidiary of MVE. The tender offer and consent solicitation was priced on April 12, 1999. The purchase price and other terms of the Agreement were determined through arms-length negotiations. There are no material relationships between MVE and the Company or any of their affiliates, directors or officers.

Payment of the purchase price was financed by the Company from borrowings under its Credit Agreement, dated as of April 12, 1999, between Chart Industries, Inc., the Subsidiary Borrowers (as defined therein), the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), The Chase Manhattan Bank, as Administrative Agent, and National City Bank, as Documentation Agent (the "Credit Agreement").

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

A)       Financial Statements of the Business Acquired

         MVE HOLDINGS, INC.

         AUDITED CONSOLIDATED FINANCIAL STATEMENTS                                            PAGE
            Report of Independent Auditors                                                     4

            Consolidated Balance Sheets as of December 31, 1998 and 1997                       5

            Consolidated Statements of Operations for the Years Ended December 31, 1998
                and 1997,  and the Ten Months Ended December 31, 1996                          6

            Consolidated Statements of Stockholders' Deficit for the Years Ended
                December 31, 1998 and 1997, and the Ten Months Ended December 31, 1996         7

            Consolidated Statements of Cash Flows for the Years Ended December 31, 1998
                and 1997, and the Ten Months Ended December 31, 1996                           8

            Consolidated Statements of Comprehensive Income for the Years Ended
                December 31, 1998 and 1997, and the Ten Months Ended December 31, 1996         9

            Notes to Consolidated Financial Statements                                        10


B)       Pro Forma Financial Information

         CHART INDUSTRIES, INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                March 31, 1999                                                                28

            Unaudited Pro Forma Condensed Consolidated Statement of Operations
                for the Three Months Ended March 31, 1999                                     29

            Unaudited Pro Forma Condensed Consolidated Statement of Operations
                for the Twelve Months Ended December 31, 1998                                 30

            Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements          31

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of MVE Holdings, Inc.

We have audited the accompanying consolidated balance sheets of MVE Holdings, Inc. and subsidiaries (Holdings) as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's deficit, cash flows and comprehensive income for the years ended December 31, 1998 and 1997 and the ten months ended December 31, 1996. These consolidated financial statements are the responsibility of Holdings' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Holdings as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the periods then ended and for the ten month period ended December 31, 1996 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Minneapolis, Minnesota


March 12, 1999

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                        December 31,         December 31,
                                                                                            1998                1997
                                                                                        ------------         ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                               $   9,922           $   5,864
   Accounts receivable, net of allowance for doubtful accounts                                32,883              28,838
   Inventories                                                                                27,120              24,774
   Prepaid expenses                                                                            2,637               1,319
   Income tax refund receivable                                                                                    1,013
   Deferred income taxes                                                                       5,266               5,604
                                                                                           ---------           ---------
               Total current assets                                                           77,828              67,412

PROPERTY, PLANT AND EQUIPMENT                                                                 69,705              48,640
   Less- Accumulated depreciation and amortization                                           (30,512)            (18,765)
                                                                                           ---------           ---------
               Net property, plant and equipment                                              39,193              29,875

GOODWILL, net                                                                                 22,327              24,471

DEFERRED INCOME TAXES                                                                          3,555               3,483

OTHER ASSETS, net                                                                             10,658              11,541
                                                                                           ---------           ---------
               Total assets                                                                $ 153,561           $ 136,782
                                                                                           ---------           ---------
                                                                                           ---------           ---------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Current maturities of long-term debt                                                    $   7,524           $   9,858
   Accounts payable                                                                           15,346              18,297
   Accrued expenses and other liabilities                                                     25,422              22,376
                                                                                           ---------           ---------
               Total current liabilities                                                      48,292              50,531

LONG-TERM DEBT, net of current maturities                                                    156,024             140,669
OTHER NONCURRENT LIABILITIES                                                                     656                  94
                                                                                           ---------           ---------
               Total liabilities                                                             204,972             191,294

MINORITY INTEREST                                                                              1,212                 368
SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK                                               62,643              55,388
SERIES B REDEEMABLE PREFERRED STOCK                                                            9,955               9,050


STOCKHOLDERS' DEFICIT:
   Notes receivable from shareholders                                                           (653)             (2,225)
   Common stock, no par value, stated value $.01 per share, 1,500,000 shares
      authorized; 125,708 and 149,068 shares issued and outstanding, respectively                  1                   2
   Additional paid-in capital                                                                  1,470               1,417
   Common stock warrants                                                                         165                 165
   Accumulated other comprehensive income                                                        (11)               (112)
   Accumulated deficit                                                                      (126,193)           (118,565)
                                                                                           ---------           ---------
               Total stockholders' deficit                                                  (125,221)           (119,318)
                                                                                           ---------           ---------
               Total liabilities and stockholders' deficit                                 $ 153,561           $ 136,782
                                                                                           ---------           ---------
                                                                                           ---------           ---------

        The accompanying notes are an integral part of these consolidated financial statements.

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
    FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND THE TEN MONTHS ENDED
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                          December 31,         December 31,        December 31,
                                                                             1998                 1997                1996
                                                                         ------------          ------------        ------------
NET SALES                                                                   $ 207,751           $ 192,726           $ 155,746

COST OF SALES                                                                 148,096             137,736             113,875
                                                                            ---------           ---------           ---------
               Gross profit                                                    59,655              54,990              41,871

OPERATING EXPENSES:
   Selling and marketing                                                       13,686              13,925               9,855
   General and administrative                                                  18,402              18,225              15,441
   Research and development                                                     5,301               5,989               3,047
   Amortization                                                                 4,715               4,193               4,623
   Other expenses (Note 11)                                                     1,042                                  21,972
                                                                            ---------           ---------           ---------

               Total operating expenses                                        43,146              42,332              54,938
                                                                            ---------           ---------           ---------
               Operating income (loss)                                         16,509              12,658             (13,067)

INTEREST INCOME                                                                   430                 562                 145
INTEREST EXPENSE                                                              (19,345)            (17,631)            (13,887)
                                                                            ---------           ---------           ---------

               Net loss before income tax (provision) benefit,
                  minority interest and extraordinary gain                     (2,406)             (4,411)            (26,809)

INCOME TAX (PROVISION) BENEFIT                                                 (1,336)              3,398               3,197
                                                                            ---------           ---------           ---------

               Net loss before minority interest and extraordinary gain        (3,742)             (1,013)            (23,612)

MINORITY INTEREST IN NET (INCOME) LOSS                                           (165)                (48)                949
                                                                            ---------           ---------           ---------

               Net loss before extraordinary gain                              (3,907)             (1,061)            (22,663)

EXTRAORDINARY GAIN FROM EARLY EXTINGUISHMENT OF DEBT
                                                                                6,118
                                                                            ---------           ---------           ---------

                  Net income (loss)                                             2,211              (1,061)            (22,663)

PREFERRED STOCK DIVIDENDS                                                      (8,160)             (7,216)             (2,251)
                                                                            ---------           ---------           ---------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                   $  (5,949)          $  (8,277)          $ (24,914)
                                                                            ---------           ---------           ---------
                                                                            ---------           ---------           ---------


        The accompanying notes are an integral part of these consolidated financial statements.

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
    FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND THE TEN MONTHS ENDED
                               DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                    Notes               Common Stock          Addi-                                   Total
                                  Receivable      ----------------------      tional    Common       Accumu-          Stock-
                                     From           Number                   Paid - In   Stock        lated          holder's
                                 Shareholders      of shares      Amount      Capital   Warrants     Deficit         Deficit
                                 -------------    ------------    ------     ---------  --------     -------         ---------
BALANCE, February 29, 1996                           510,000      $  5      $  (449)     $770      $ (38,117)      $ (37,791)

Notes receivable from
     shareholders                     $(2,000)                                                                        (2,000)
Preferred stock dividend                                                                              (2,251)         (2,251)
Purchase of common stock                                                                 (602)        (2,036)         (2,638)
     warrants
Purchase of treasury stock                          (268,100)       (2)                              (33,636)        (33,638)
Exchange for preferred stock                         (66,398)       (1)                               (8,330)         (8,331)
Deferred compensation plan                                                    1,866                                    1,866
Other                                                                                                     71              71
Net loss                                                                                             (22,663)        (22,663)
                                      -------        -------      ----      -------      ----      ---------       ---------
BALANCE, December 31, 1996             (2,000)       175,502         2        1,417       168       (106,962)       (107,375)

Interest on notes receivable
    from Shareholders                    (225)                                                                          (225)
Preferred stock dividend                                                                              (7,216)         (7,216)
Purchase of common stock
     Warrants                                                                              (3)           (10)            (13)
Purchase of treasury stock                           (25,373)                                         (3,183)         (3,183)
Exchange for preferred stock                          (1,061)                                           (133)           (133)
Foreign currency translation
     Adjustment                                                                                          (30)            (30)
Excess of additional pension
     liability over
     unrecognized                                                                                        (82)            (82)
     prior service cost
Net loss                                                                                              (1,061)         (1,061)
                                      -------        -------      ----      -------      ----      ---------       ---------
BALANCE, December 31, 1997             (2,225)       149,068         2        1,417       165       (118,677)       (119,318)

Default on note receivable              1,680        (24,793)       (1)                               (1,679)              0
Interest on notes receivable
from Shareholders                         (58)                                                                           (58)
Notes receivable from
     Shareholder                          (50)                                                                           (50)
Restricted stock issued                                1,433
Preferred stock dividend                                                                              (8,160)         (8,160)
Options issued                                                                   53                                       53
Foreign currency translation
     Adjustment                                                                                          259             259
Excess of additional pension
     liability over unrecognized
     prior service cost                                                                                 (158)           (158)
Net income                                                                                             2,211           2,211
                                      -------        -------      ----      -------      ----      ---------       ---------
BALANCE, December 31, 1998            $  (653)       125,708      $  1      $ 1,470      $165      $(126,204)      $(125,221)
                                      -------        -------      ----      -------      ----      ---------       ---------
                                      -------        -------      ----      -------      ----      ---------       ---------


        The accompanying notes are an integral part of these consolidated financial statements.

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND THE TEN MONTHS ENDED
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                  December 31,      December 31,      December 31,
                                                                                     1998               1997              1996
                                                                                  ------------      ------------      ------------
OPERATING ACTIVITIES:
      Net income (loss)                                                            $   2,211         $  (1,061)        $ (22,663)
      Adjustments to reconcile net income (loss) to net cash (used in)
            provided by operating activities-
        Depreciation and amortization                                                  9,480             7,611             7,791
        Minority interest                                                                165                48              (949)
        Interest on exchangeable debt                                                     63               329               274
        Deferred income tax benefit                                                      266            (4,234)           (2,929)
        (Gain) loss on sale of assets, net                                              (337)               22
        Loss on write-off of assets                                                    1,042                               2,768
        Loss on write-off of goodwill                                                                                     10,824
        (Gain) loss on debt forgiveness                                               (6,118)               95             3,722
        Changes in operating assets and liabilities (Note 5)                          (7,164)            1,098             7,419
        Changes in other non-current operating assets and liabilities                  1,103               672             2,114
                                                                                   ---------         ---------         ---------
                       Net cash provided by operating activities                         711             4,580             8,371

INVESTING ACTIVITIES:
      Purchases of property, plant and equipment                                      (4,300)           (6,372)           (9,783)
      Proceeds from sale of assets                                                       839               373               107
      Payment for purchase of Ferox, net of cash acquired                             (1,015)
      Increase in other assets                                                          (350)             (660)             (750)
      Cash acquired from acquisitions                                                                                        687
                                                                                   ---------         ---------         ---------
                         Net cash used in investing activities                        (4,826)           (6,659)           (9,739)

FINANCING ACTIVITIES:
      Borrowings under revolving credit facility                                     196,477           210,673           174,266
      Repayments under revolving credit facility                                    (190,779)         (205,870)         (174,121)
      Repayments of long-term debt                                                    (4,110)           (2,876)           (2,489)
      Borrowings of long-term debt                                                     6,300                10             4,680
      Deferred closing costs                                                            (390)             (862)             (314)
      Proceeds from preferred stock sale                                                                                  47,000
         Purchase of preferred stock                                                                      (493)
      Purchase of treasury stock                                                                        (3,183)          (33,638)
      Purchase of common stock warrants                                                                    (13)           (2,638)
      Notes receivable from shareholders                                                 (50)                             (2,000)
      Changes in other noncurrent assets and liabilities                                 528                52              (179)
                                                                                   ---------         ---------         ---------

                    Net cash provided by (used in) financing activities                7,976            (2,562)           10,567


      Effect of foreign currency exchange rate changes on cash and cash
         equivalents                                                                     197
                                                                                   ---------         ---------         ---------
                       Net increase (decrease) in cash and cash equivalents            4,058            (4,641)            9,199


CASH AND CASH EQUIVALENTS, beginning of year                                           5,864            10,505             1,306
                                                                                   ---------         ---------         ---------

CASH AND CASH EQUIVALENTS, end of year                                             $   9,922         $   5,864         $  10,505
                                                                                   ---------         ---------         ---------
                                                                                   ---------         ---------         ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the year for interest                                       $  17,292         $  16,275         $   9,037

      Cash paid (received) during the year for income taxes                        $   2,013         $  (1,260)        $   1,626

        The accompanying notes are an integral part of these consolidated financial statements.

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
    FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND THE TEN MONTHS ENDED
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                        December 31,      December 31,    December 31,
                                                                             1998             1997            1996
                                                                        ------------       -----------    ------------
Net Income (loss)                                                           $ 2,211         $(1,061)        $(22,663)

Other comprehensive income, before tax:

        Foreign currency translation adjustments                                259             (30)

        Minimum pension liability adjustment                                   (158)            (82)
                                                                            -------         -------         --------

Other comprehensive income (loss), before tax                                   101            (112)         (22,663)

Income tax (expense) benefit related to items of other comprehensive
        Income                                                                  (36)             86

                                                                            -------         -------         --------
Other comprehensive income (loss), net of tax                               $ 2,276         $(1,087)        $(22,663)
                                                                            -------         -------         --------
                                                                            -------         -------         --------


Related tax (expense)/benefit of other comprehensive income:
        Foreign currency translation adjustments                            $   (93)        $    23

        Minimum pension liability                                                57              63
                                                                            -------         -------         --------

Total tax (expense) benefit related to items of comprehensive income        $   (36)        $    86
                                                                            -------         -------         --------
                                                                            -------         -------         --------







        The accompanying notes are an integral part of these consolidated financial statements.

                       MVE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, AND THE TEN MONTHS ENDED
                               DECEMBER 31, 1996
            (IN THOUSANDS, EXCEPT SHARE, WARRANT AND PER SHARE DATA)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION AND BUSINESS

The consolidated financial statements include the accounts of MVE Holdings, Inc. and its wholly owned and majority owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. MVE Holdings, Inc. and its subsidiaries are collectively referred to as Holdings or the Company. Holdings develops, manufactures, markets and sells products which are grouped according to four business segments: industrial, distributed, medical respiratory and applied technologies. Industrial products include cryogenic storage tanks and transportation equipment sold to producers, distributors and end users of industrial gases. Distributed products include bulk CO(2) containers used for beverage carbonization and cooking oil management systems which provides a new and enhanced method to store and handle frying oils. Medical respiratory products include a range of respiratory products such as liquid oxygen systems, ambulatory oxygen systems, oxygen concentrators and nebulizers. Applied technologies includes specialized products using cryogenic technology for use with liquid natural gas (LNG) storage, test chambers for rapid heat/cold testing, storage systems used to store and transport temperature-sensitive agricultural and biological products, vacuum insulated pipe and other end user applications.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for such items as depreciable lives, tax provisions and reserves, uncollectible accounts receivable, inventory and warranty liabilities. As better information becomes available or accrual amounts are determinable, the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

CASH AND CASH EQUIVALENTS

Holdings considers all highly liquid investments with original maturities of three months or less to be cash equivalents. These investments are reflected at cost, which approximates fair value. Accounts payable include issued checks, which have not yet cleared Holdings' bank, totaling $994 and $3,695 at December 31, 1998 and 1997, respectively.

RECEIVABLES

Accounts receivable (A/R), net of allowance for doubtful accounts, consisted of the following as of December 31, 1998 and 1997:

                                                    December 31,         December 31,
                                                        1998                 1997
                                                    ------------         ------------
           A/R trade                                     $31,667              $27,601
           A/R other                                       2,361                1,776
           Notes receivable                                  106                  289
                                                         -------              -------
                                                          34,134               29,666
           Allowance                                      (1,251)                (828)
                                                         -------              -------
                                                         $32,883              $28,838
                                                         -------              -------
                                                         -------              -------

Allowance for doubtful accounts consisted of the following for the years ended December 31, 1998 and 1997, and the ten months ended December 31, 1996:

                                                                       Additions:         Write-offs,
                                                  Beginning            Charged to            net of             Ending
                                                    Balance             Expense            Recoveries           Balance
                                                  ---------            ----------         -----------           -------
           December 31, 1996                          $675                $168               $  45               $  888
           December 31, 1997                           888                 434                (494)                 828
           December 31, 1998                           828                 550                (127)               1,251

INVENTORIES

Inventories include material, labor and overhead at standard cost and are stated at the lower of cost or market. Holdings uses the first-in, first out (FIFO) method of accounting for inventories. Inventories consist of the following:

                                                                                  December 31,        December 31,
                                                                                      1998                1997
                                                                                  ------------        ------------
            Inventories at cost:
               Purchased materials and subassemblies                                  $15,517             $14,710
               Work in process                                                          8,581               6,401
               Finished goods                                                           6,352               5,115
                                                                                      -------             -------
                                                                                       30,450              26,226
               Reserves                                                                (3,330)             (1,452)
                                                                                      -------             -------
                                                                                      $27,120             $24,774
                                                                                      -------             -------
                                                                                      -------             -------

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost while maintenance and repair expenditures are charged to operations as incurred. Depreciation is calculated principally by the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. For financial reporting purposes, depreciation is provided over the following estimated useful lives:

                                                                                                Years
                                                                                                -----
            Buildings and improvements                                                          10-30
            Machinery and equipment                                                              3-8
            Furniture, fixtures and office equipment                                             3-8

Property, plant and equipment consisted of:

                                                                  December 31,      December 31,
                                                                     1998               1997
                                                                  ------------      ------------
         Land                                                      $  2,865           $  1,925
         Buildings and improvements                                  26,011             13,750
         Machinery and equipment                                     31,463             23,086
         Furniture, fixtures and office equipment                     8,746              8,995
         Construction in progress                                       620                884
                                                                   --------           --------
                                                                     69,705             48,640
         Less - accumulated depreciation and amortization           (30,512)           (18,765)
                                                                   --------           --------
         Net property, plant and equipment                         $ 39,193           $ 29,875
                                                                   --------           --------
                                                                   --------           --------

OTHER ASSETS

Other assets are being amortized on a straight-line basis over their estimated useful lives which range from 1 to 30 years. Accumulated amortization was $13,407 and $10,821 at December 31, 1998 and 1997 respectively.
Other assets net of accumulated amortization consist of the following:

                                        December 31,     December 31,
                                             1998            1997
                                        ------------     ------------
         Deferred financing costs          $ 3,330          $ 3,993
         Patents and trademarks                418              491
         Noncompete agreements               4,930            5,480
         Other                               1,980            1,577
                                           -------          -------

                                           $10,658          $11,541
                                           -------          -------
                                           -------          -------

FOREIGN CURRENCY TRANSLATION

Translation gains or losses resulting from translating foreign currency financial statements are reported as a component of stockholders' deficit. Gains and losses resulting from foreign currency transactions are included in earnings as incurred.

REVENUE RECOGNITION

Revenue is generally recognized upon shipment of goods. At the request of certain customers, large cryogenic tanks will be accepted by the customer at Holdings' facilities and stored there for later shipment. In these instances, title passes to the customer upon acceptance, and revenue is recognized at that time.

For the year ended December 31, 1998, two of Holdings' customers represented approximately 12% and 10%, respectively of Holdings' net sales. For the year ended December 31, 1997, one of Holdings' customers represented approximately 11% of Holdings' net sales.

RESEARCH AND DEVELOPMENT COSTS

Holdings' policy is to charge all research and development costs to expense in the period incurred.

WARRANTY COSTS

Holdings warrants most of its products against defects in materials and workmanship under normal use and service for periods extending to seven years. Warranty costs have not been material, and Holdings accrues estimated costs of warranty obligations at the time of sale.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LONG-LIVED ASSETS AND GOODWILL

In fiscal 1996, Holdings adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets. There was no material effect on the financial statements from the adoption because prior impairment recognition practice was consistent with the major provisions of the Statement. Under provisions of the Statement, impairment losses are recognized when expected future cash flows are less than the assets' carrying value. Accordingly, when indicators of impairment are present, Holdings evaluates the carrying value of property, plant and equipment, intangibles and goodwill in relation to the operating performance and future undiscounted cash flows of the underlying business. Holdings adjusts the net book value of the underlying assets if the sum of expected future cash flows is less than book value. Goodwill represents the cost of acquired businesses in excess of the fair value of net assets and is being amortized on a straight-line basis over 5 to 20 years. Accumulated amortization was $18,684 and $16,565 at December 31, 1998 and 1997, respectively (see Note 11).

RESTRICTED STOCK PLAN

In 1998, the Board of Directors approved a restricted stock plan (the "Plan"). A total of 10,000 shares of Holdings' common stock are reserved for issuance upon the exercise of options under the Plan. Under the Plan, the awards and expiration of the awards are granted based on determination of the Plan Committee. The Plan will terminate on July 15, 2008 unless terminated sooner by the Board of Directors.

STOCK OPTION PLAN

In 1997, the Board of Directors approved a stock option plan (the "Plan"). A total of 100,000 shares of Holdings' common stock were reserved for issuance pursuant to the exercise of options granted under the Plan. Under the Plan, options to purchase shares of Holdings' common stock may be granted at a price not less than 100% of the fair market value of the stock at the date of grant. All options expire ten years from the date of grant.

RECLASSIFICATIONS

Certain reclassifications have been made to prior periods' financial statements to conform to the current year presentation. These reclassifications had no effect on Holdings' financial position or results of operations.

CHANGE IN FISCAL YEAR

On January 17, 1997, the Board of Directors of Holdings and MVE adopted a resolution to change the fiscal year of Holdings from the last day in February to a calendar year. The change in fiscal year is effective for the ten months ended December 31, 1996.

2.  NEW ACCOUNTING STANDARDS:

FAS 130 establishes standards for the reporting of comprehensive income and its components. Comprehensive income is defined as the change in equity during the period from transactions and other events and circumstances from non-owner sources.

FAS 131 requires Holdings to report information about its operating segments based on how Holdings manages its operations. Holdings manages its business in four operating segments and has restated its external reporting to reflect this change in structure. The four reportable segments are industrial, distributed, medical respiratory and applied technologies. See also Note 10.

In 1998, Holdings adopted the following new accounting standard: Statement of Financial Accounting Standard (FAS) No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". FAS 132 revises and standardizes disclosures for pensions and other postretirement benefits. (See Note 8)

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities." Holdings must adopt this standard no later than January 1, 2000. Holdings expects that this standard will not materially affect its financial position and results of operations.

3.  ACQUISITIONS:

Effective February 18, 1998, Holdings, through a subsidiary, acquired a majority interest in Ferox, a.s., a manufacturer of cryogenic bulk storage tanks and other cryogenic equipment located in the Czech Republic, for $400 in cash and an agreement with the seller to make additional payments based on certain operational results of Ferox and Holdings. The purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition. In addition, Holdings paid to the seller's parent the sum of $600 in cash in exchange for an agreement not to compete. Subsequently, in various transactions, Holdings acquired additional interests in Ferox. At December 31, 1998, Holdings owned 90% of the outstanding capital stock of Ferox. The acquisition was accounted for under the purchase method of accounting. The affect of the acquisition was not significant to the Holdings financial statements.

In 1997, Holdings acquired two companies with purchase prices of $1,000 and $300. In 1996, Holdings acquired two companies with purchase prices of $1,300 and $600. The effect of these acquisitions is not significant to Holdings' financial statements.

4.  ACCRUED EXPENSES AND OTHER LIABILITIES:

Accrued expenses and other liabilities consists of the following:

                                                                                   December 31,        December 31,
                                                                                       1998                1997
                                                                                   ------------        ------------
            Employee compensation and payroll taxes                                   $ 4,556             $ 2,814
            Income taxes                                                                1,416               2,892
            Warranty                                                                    3,564               1,930
            Accrued pension liability                                                   2,657               2,374
            Accrued interest                                                            5,772               5,422
            Insurance                                                                   1,872               2,092
            Deposits and rebates                                                        3,119               2,429
            Accrued professional fees                                                     839                 348
            Accrued freight                                                               322                 471
            Other                                                                       1,305               1,604
                                                                                      -------             -------

                                                                                      $25,422             $22,376
                                                                                      -------             -------
                                                                                      -------             -------

5.  SUPPLEMENTAL CASH FLOW INFORMATION:

Changes in operating assets and liabilities were as follows:

                                                                    December 31,         December 31,         December 31,
                                                                        1998                 1997                 1996
                                                                    ------------         ------------         ------------
            Accounts receivable                                        $(1,774)             $(2,840)             $ 4,479
            Inventories                                                  2,211                4,042               (2,700)
            Prepaid expenses and other                                  (1,253)                 (89)                (329)
            Income tax refund receivable                                 1,013                3,517               (2,372)
            Accounts payable                                            (7,977)                 680               (1,245)
            Accrued expenses and other liabilities                         616               (4,212)               9,586
                                                                       -------              -------              -------

                                                                       $(7,164)             $ 1,098              $ 7,419
                                                                       -------              -------              -------
                                                                       -------              -------              -------

NON-CASH INVESTING AND FINANCING ACTIVITIES

A $1,500 loan in favor of a shareholder matured on January 9, 1998 and the shareholder defaulted. In accordance with the terms of the loan and pledge agreement, Holdings satisfied the defaulted loan by taking possession of certain Holdings' common stock that served as collateral for payment of the loan.

Several lease and note obligations of $148 and $364 were incurred when Holdings entered into leases or notes for new equipment and vehicles in 1998 and 1997, respectively.

In 1996, Holdings entered into a non-compete agreement for a total of $6,257 with a shareholder of the Company.

In 1997 and 1996, 1,061 and 66,406 shares of Common Stock were exchanged for 13 and 833 shares of 10% Class B Preferred Stock, respectively. Each share has a liquidation preference of $10,000 plus accrued and unpaid dividends.

In 1996, Holdings purchased a building for $500 in exchange for long-term debt.

6.  LONG-TERM DEBT:

Certain assets of Holdings, i.e.: subsidiary stock, accounts receivable inventory, selected real estate and equipment are pledged as collateral for long-term debt. Long-term debt consists of the following:

                                                                                               December 31,        December 31,
                                                                                                   1998                1997
                                                                                               ------------        ------------
12.5% senior secured notes, due February 2002, interest payable semiannually, net of
     unamortized discounts of $348 and $458 at December 31, 1998 and 1997                        $111,652            $111,542
     respectively.
Revolving credit facility, due October 2000, average interest rate of 7.91% at December
     31, 1998                                                                                      16,556              10,857
12.5% non-compete agreement, with semi-annual principal and interest payments, due
     November 2006                                                                                  7,557               6,864
14.125% senior subordinated notes, interest and principal due May 5, 2005                           6,885                   0
Bonds, Series 1996, due September 2005, semi-annual principal payments of $345, plus
     interest at variable rates from 3.7% to 12%, 5.57% at December 31, 1998                        4,830               5,520
Term loan, due April 2009, variable annual payments based on calculations as
      specified in the agreement, interest accrued annually at 10%                                  3,954                   0
Industrial Development Revenue Bonds, Series 1996, semi-annual principal payments of
     $220, plus interest at variable rates from 2% to 9%, 3.171% at December 31, 1998,
     due June 2011                                                                                  3,300               3,740
Note payable, due January 1999, interest payable monthly at 4.2%                                    1,775                   0
Term loan, due August 2002, monthly payments of $36, plus interest payable monthly at
     16.2%                                                                                          1,601                   0
Note payable, due, March 1999, interest payable monthly at 13.9%                                      862                   0
Capitalized leases payable in varying monthly installments through February 2003 with
     interest rates ranging from 5% to 10.25%                                                       2,047               2,415
Several notes payable with varying principal and interest payments through April 2012
     with interest rates ranging from 6% to 13.5%                                                   2,529               2,129
7% exchangeable note, including accrued interest, with principal and accrued interest
     payable August 1, 1998                                                                             0               6,155
10.25% first mortgage note, payable in monthly installments of $14, including interest,
     with final payment due November 2004                                                               0                 821
Revolving foreign loan, with varying principal and interest payments through 1998 with
     interest rates ranging from 5.8% to 10.5%                                                          0                 400
10% subordinated debentures, interest payable semiannually, subject to 10% per year
     mandatory redemption beginning 1997, balance due May 2001                                          0                  84
                                                                                                 --------            --------
Total long-term debt                                                                             $163,548             150,527
Less- Current maturities                                                                            7,524               9,858
                                                                                                 --------            --------
Long-term debt, net of current maturities                                                        $156,024            $140,669
                                                                                                 --------            --------
                                                                                                 --------            --------

On February 2, 1998, CAIRE Inc. (CAIRE), a subsidiary of Holdings, entered into an agreement whereby a third party agreed to accept, in full payment of all outstanding indebtedness currently owed to it by CAIRE, a cash payment of $50 and an option to purchase 820 shares of 10% Series AA Cumulative Preferred Stock (Series AA Preferred Stock), par value $.01 per share, of CAIRE. Concurrent with the above settlement, Holdings accepted, in full payment of all outstanding unsecured indebtedness currently owed to it by CAIRE, 632 shares of the Series AA Preferred Stock. Additionally, Holdings purchased all shares of CAIRE common stock owned by the third party for an aggregate purchase price of one hundred dollars. The Series AA Preferred Stock has a liquidation preference of $10 per share and is subject to mandatory redemption. As a result of this restructuring, Holdings incurred an extraordinary gain of $6,118.

On May 5, 1998, Holdings issued 14.125%, senior subordinated notes in the amount of $6,300 and two common stock purchase warrants, each allowing the holder to purchase 4,000 shares of Holdings common stock at $0.01 per share. The proceeds from these notes will be used for working capital and general corporate purposes. The senior subordinated notes are redeemable at the option of Holdings, in whole or in part, on May 5, 2005, plus accrued and unpaid interest. The senior subordinated notes contain certain covenants which restrict, among other things, payment of dividends and additional equity issuances.

The revolving credit facility provides for borrowings and issuances of Letters of Credit of up to $30,000 subject to a defined borrowing base of qualified accounts receivable and eligible inventory. The revolving credit facility is renewable annually through October 2000. Holdings is charged a monthly fee based on an annualized rate of .375% of the unused portion of the commitment. The interest rate is variable and contains a LIBOR and base rate option at the election of Holdings. The rate is determined based on MVE, Inc.'s EBITDA (earnings before interest, income taxes, depreciation and amortization) to total of MVE Inc. debt as calculated quarterly. The outstanding balance was subject to a weighted average borrowing rate of 7.91% and 8.375% at December 31, 1998 and 1997, respectively. The credit facility contains certain covenants with respect to capital expenditures, borrowings and disposition of assets. As of December 31, 1998, Holdings was in compliance with all covenants governing the revolving credit facility.

The senior secured notes are redeemable at the option of Holdings, in whole or in part, on or after February 15, 2000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the redemption dates indicated below:

                       Year                                                                       Percentage
            ----------------------                                                              ------------
            2000                                                                                   102.083%
            2001 and thereafter                                                                    100.000%

The senior secured note agreement contains certain covenants which restrict borrowings, dividends, acquisition and disposition of assets and require Holdings to maintain certain liquidity and debt coverage ratios. As of December 31, 1998, Holdings was in compliance with its financial covenants.

The scheduled annual maturities of long-term debt at December 31, 1998 are as follows:

                     Year                                                                          Amount
            ----------------------                                                              ------------
            1999                                                                                 $  7,524
            2000                                                                                   20,373
            2001                                                                                    3,946
            2002                                                                                  117,809
            2003                                                                                    1,262
            Thereafter                                                                             12,634
                                                                                                 --------
                                                                                                 $163,548
                                                                                                 --------
                                                                                                 --------

Long-term debt, including current maturities, has a carrying value at December 31, 1998 of $163,548 and a fair value of $183,489. The estimated fair value represents the present value of debt service at rates currently available to Holdings for issuance of debt with similar terms. Except for the above, all financial instruments are carried at amounts that approximate estimated fair value.

7.  INCOME TAXES:

Income tax expense (benefit) consists of the following for the periods ended:

                             Fiscal Year     Fiscal Year          10 Months
                            December 31,     December 31,        December 31,
                               1998              1997                1996
                            ------------     ------------        ------------
            Current:
            Federal           $   803           $   779           $  (198)
            State                 267                57               (70)
                              -------           -------           -------
                                1,070               836              (268)
            Deferred              266            (4,234)           (2,929)
                              -------           -------           -------
                              $ 1,336           $(3,398)          $(3,197)
                              -------           -------           -------
                              -------           -------           -------


The differences between income taxes computed using the federal statutory rate and the expense (benefit) for income taxes were as follows for the periods ended:

                                                               Fiscal Year        Fiscal Year        10 Months
                                                               December 31,       December 31,      December 31,
                                                                   1998              1997              1996
                                                               ------------       ------------      ------------
Income tax provision (benefit) at federal statutory rate          $ 1,262           $(1,500)          $(9,116)
Increase (reduction) attributable to:
      Nondeductible goodwill                                          685               672             5,161
      Foreign Sales Corporation benefit                              (238)             (639)             (714)
      Consent and solicitation fees                                                                       422
      Recapitalization fees                                                                               783
      State taxes, net of federal benefit                             465              (547)             (132)
      Debt forgiveness                                             (2,090)
      Other, net                                                    1,252            (1,384)              399
                                                                  -------           -------           -------
                                                                  $ 1,336           $(3,398)          $(3,197)
                                                                  -------           -------           -------
                                                                  -------           -------           -------

The tax effects of temporary differences that give rise to the net deferred tax asset were as follows:

                                                    December 31,      December 31,
                                                        1998              1997
                                                    ------------      -------------
            Accrued pension                           $ 1,033           $ 1,020
            Accrued compensation                          570               620
            Accrued self insurance reserve                739               913
            Deferred compensation                         728               823
            Intangibles                                 1,777             1,167
            Inventory reserves                            973             1,111
            Depreciable assets                         (1,360)           (1,162)
            Loss and credit carryforwards               3,062             3,638
            Warranty reserve                              804               818
            Other accruals                                637               576
            Other                                         409               114
                                                      -------           -------
                                                        9,372             9,638
            Valuation allowance                          (551)             (551)
                                                      -------           -------
                      Net deferred tax asset          $ 8,821           $ 9,087
                                                      -------           -------
                                                      -------           -------

The Company has tax loss carryforwards for income tax purposes. Such tax loss carryforwards have been reduced in part by a valuation allowance, since realization of a portion of the carryforwards is not deemed more likely than not. The carryforwards of $3,062 expire as follows: $551 in 2007, $207 in 2011, $2,156 in 2012 and $148 in 2013.

8.  EMPLOYEE BENEFIT PLANS:

PENSION PLAN

Holdings maintains two noncontributory defined benefit pension plans covering substantially all employees of its U.S. subsidiaries. The benefits to which an employee is entitled under the plans are derived using a formula based on the number of years of service and compensation levels during the last five years of service before retirement. Holdings funds the plans in accordance with the requirements of federal laws and regulations.

Weighted Average assumptions as of December 31:

                                                                           1998                1997            1996
                                                                         --------            --------            ----
           Discount rate                                                      7.0%               7.25%            7.5%
           Expected return on plan assets                                     8.5%                8.5%            8.5%
           Rate of compensation increase                                      4.0%                4.5%            5.0%

The components of net periodic benefit cost are as follows:

           Service cost                                                  $    912            $    748            $565
           Interest cost                                                      987                 771            $523
           Expected return on plan assets                                    (784)               (650)           (462)
           Amortization of transition obligation                               (2)                 (2)             (2)
           Amortization of prior service cost                                  13                  13              11
           Amortization of net actuarial loss                                  67                   8               0
                                                                         --------            --------            ----
                                                                         $  1,193            $    888            $635
                                                                         --------            --------            ----
                                                                         --------            --------            ----

            Change in benefit obligation
            Benefit obligation-
               Beginning of year                                         $ 12,501            $  9,940
            Service cost                                                      912                 748
            Interest cost                                                     987                 771
            Actuarial (gain) loss                                           1,605               1,226
            Benefit payments                                                 (198)               (184)
                                                                         --------            --------
            Benefit obligation-
               End of year                                               $ 15,807            $ 12,501
                                                                         --------            --------
                                                                         --------            --------

            Change in plan assets
            Fair value of plan assets-
               Beginning of year                                         $  9,258            $  7,657
            Actual return on plan assets                                      954               1,302
            Employer contributions                                          1,048                 483
            Benefit payments                                                 (198)               (184)
                                                                         --------            --------
            Fair value of plan assets-
               End of year                                               $ 11,062            $  9,258
                                                                         --------            --------
                                                                         --------            --------

            Funded status                                                $ (4,745)           $ (3,243)
            Unrecognized transition obligation                                 70                  69
            Unrecognized prior service cost                                    69                  82
            Unrecognized actuarial loss                                     2,340                 971
                                                                         --------            --------
            Net amount recognized                                        $ (2,266)           $ (2,121)
                                                                         --------            --------
                                                                         --------            --------

            Amounts recognized in the balance sheet consist of:

            Accrued benefit liability                                    $ (2,657)           $ (2,374)
            Intangible asset                                                  150                 171
            Accumulated other comprehensive income                            241                  82
                                                                         --------            --------
            Net amount recognized                                        $ (2,266)           $ (2,121)
                                                                         --------            --------
                                                                         --------            --------

Approximately 88% of the plan assets are invested in equity securities and 12% in cash equivalents as of December 31, 1998.

SAVINGS PLAN

Holdings has a 401(k) savings plan (the Plan) which covers all employees of its U.S. subsidiaries who have completed one month of service and attained the age of 21. The Plan provides for voluntary participant contributions of 1% to 15% of each employee's wages. In 1997, Holdings began matching contributions of up to 2% of eligible employee wages. Prior to this, Holdings made matching contributions at the discretion of the board of directors. For the years ended December 31, 1998 and 1997, Holdings made matching contributions of $536 and $315 to the Plan. Holdings did not make matching contributions to the Plan in the fiscal year ended December 31, 1996.

DEFERRED COMPENSATION PLAN

During the ten months ended December 31, 1996, Holdings' Board of Directors approved a deferred compensation plan to replace the existing plan in its entirety. The new plan awarded deferred compensation to certain key members of upper management with the objective of retaining their services, encouraging profitability and rewarding them. The plan awarded 29,750 units to three individuals which may be exchanged for Common Stock of an equal number at a future date, given the occurrence of certain events. For the ten months ended December 31, 1996, Holdings expensed $1,916 in connection with the adoption of this plan.

During 1997 and subsequent to 1997, Holdings entered into agreements with the three individuals that effectively terminated each individual's participation in the deferred compensation plan. Pursuant to the agreements, Holdings will issue 29,750 shares of common stock of MVE to the three individuals upon the earlier of December 31, 2006 or the occurrence of certain events. As a result of the Company entering into these agreements, the Company reclassified the accrued liability related to the deferred compensation plan of $1,866 as of December 31, 1996 to equity.

9.  COMMITMENTS AND CONTINGENCIES:

LEASES

A portion of Holdings' operations is conducted using leased equipment and facilities. These leases are noncancelable and renewable. Total rental expense included in the accompanying consolidated statements of operations was approximately $716, $718 and $702, for the years ended December 31, 1998 and 1997 and for the ten months ended December 31, 1996. The future minimum rental payments required under these leases are $722 in 1999, $462 in 2000, $303 in 2001 and $88 in 2002.

LITIGATION

Various lawsuits, claims and proceedings of a nature considered normal to its businesses are pending against Holdings and certain of its subsidiaries. Most significant legal proceedings are related to matters covered by insurance. The most significant contingencies are described below.

In 1997, a former officer of a subsidiary of Holdings and a related limited partnership company filed a lawsuit against Holdings and certain of its affiliates and others alleging breach of contract and other claims arising out of such officer's separation from the subsidiary for which he was employed.

In 1997, a designer and marketer of an alternative beverage CO2 technology filed a lawsuit against MVE, Inc. and certain other providers of cryogenic mini-bulk carbonated systems in Johnson County, Texas, alleging business disparagement, violations of Texas antitrust lawsuits and related claims. With respect to this lawsuit, MVE, Inc.'s insurer has accepted coverage, subject to a reservation of rights.

For both of these lawsuits, extensive discovery has been conducted and Holdings believes that the claims are without merit and that the outcome of these lawsuits will not have a material adverse effect on its operating results, cash flow or financial position.

ENVIRONMENTAL MATTERS

Holdings' past and present operations include activities which are subject to extensive federal and state environmental regulations. As a result, Holdings is currently participating in environmental investigations and assessments under these regulations at some of its current and former sites. In 1997, Holdings submitted a site investigation report and Response Action Plan (RAP) to the Minnesota Pollution Control Agency (MPCA). The soil RAP has been conditionally approved by the MPCA. The groundwater RAP is subject to further review. These plans include possible obligations to remove or mitigate the effects of hazardous substances from the environment. The amount of such future costs will depend on factors such as the unknown nature or extent of contamination, the extent and method of the remedial actions which may be required and the magnitude of clean-up costs.

Ongoing environmental costs are expensed as incurred. Costs incurred to date as of the year ended December 31, 1998 were $849, of which, $666 are to be indemnified. In accordance with the recapitalization agreement, Holdings is to be indemnified of most environmental claims. Based upon this and subject to the difficulty in estimating these future costs, Holdings expects that the amount it may be required to pay in connection with environmental matters would be indemnified and also would not have a material adverse effect on the financial condition or results of operations.

10.  SEGMENT REPORTING AND EXPORT SALES:

The operations of Holdings are divided into four business segments for financial reporting purposes. The industrial products segment develops and manufactures cryogenic storage tanks and transportation equipment and markets them to producers, distributors and end users of industrial gases. The distributed products segment develops, manufactures and markets a variety of products utilizing similar technologies as the industrial products segment, but markets them through distributors to various commercial markets, principally end users of bulk liquid CO2 beverage systems. The medical respiratory products segment develops, manufactures and markets a broad range of medical respiratory products, including liquid oxygen systems, oxygen concentrators and medication nebulizers, all of which are used primarily for the in-home treatment of patients. The applied technologies segment includes storage systems for temperature-sensitive agricultural and biological products, liquid natural gas
(LNG) storage, test chambers for rapid heat/cold testing, vacuum insulated pipe and other emerging products. General corporate assets include cash and cash equivalents and income taxes.

Other expenses recorded in the ten months ended December 31, 1996 are included in operating income as follows: industrial $5,435, distributed $1,280, medical respiratory $9,796 and corporate $5,461 (see Note 11). Financial information by business segment as of and for the years ended December 31, 1998 and 1997, and the ten months ended December 31, 1996 was as follows:

                                                                   Medical         Applied
                                  Industrial    Distributed     Respiratory      Technologies      Corporate          Total
                                  ----------    -----------     -----------      ------------      ---------        ---------
           1998
          ------
Customer sales                    $ 116,542       $  34,111       $  27,078        $  30,020                       $ 207,751
Intersegment sales                    6,105           2,483           1,563            1,938       $ (12,089)
                                  ---------       ---------       ---------        ---------       ---------        ---------
Total sales                         122,647          36,594          28,641           31,958         (12,089)         207,751

Operating income (loss)               6,672           8,201             436            4,948          (3,748)          16,509
Identifiable assets                  57,152          19,087          13,774           10,111          53,437          153,561
Capital expenditures                  2,033           1,459              46               90             837            4,465
Depreciation and amortization         3,695             681             769              587           3,748            9,480

           1997
          ------
Customer sales                    $ 114,728       $  27,901       $  26,317        $  23,780                        $ 192,726
Intersegment sales                    2,165           2,075              11              857          (5,108)
                                  ---------       ---------       ---------        ---------       ---------        ---------
Total sales                         116,893          29,976          26,328           24,637          (5,108)       $ 192,726

Operating income (loss)               8,777           7,437          (1,449)           1,847          (3,954)          12,658
Identifiable assets                  41,257          13,346          17,145           10,054          54,980          136,782
Capital expenditures                  4,473           1,090             281               67           1,099            7,010
Depreciation and amortization         1,885             507             794              471           3,954            7,611

        10 months 1996
       ----------------
Customer sales                    $  93,848       $  23,522       $  22,467        $  15,909                        $ 155,746
Intersegment sales                    1,480                                                           (1,480)
                                  ---------       ---------       ---------        ---------       ---------        ---------
Total sales                          95,328          23,522          22,467           15,909          (1,480)         155,746

Operating income (loss)               4,849           3,356         (14,188)           1,499          (8,583)         (13,067)
Identifiable assets                  38,969          15,491          16,692           10,172          60,852          142,176
Capital additions                     5,288           1,134           2,616                9           3,367           12,414
Depreciation and amortization         1,130             749           2,363              404           3,145            7,791

Export sales from Holdings' U.S. operations for the years ended December 31, 1998 and 1997, and the ten months ended December 31, 1996 were as follows:

                                                                    December 31,        December 31,        December 31,
                                                                       1998                1997                1996
                                                                    ------------        ------------        ------------
            Canada and Mexico                                         $12,653             $10,922             $ 6,957
            Europe                                                     16,454              12,164              12,407
            Pacific                                                    12,497              29,318              24,868
            Other                                                       9,386               8,331               7,271
                                                                      -------             -------             -------
            Total                                                     $50,990             $60,735             $51,503
                                                                      -------             -------             -------
                                                                      -------             -------             -------

11.  OTHER EXPENSES:

In 1998, MVE exited the oxygen concentrator market to focus on its liquid oxygen market using its cryogenic resources. As a result, Holdings incurred a $1,042 loss on the write-off of the assets associated with this product line.

Other expense recorded in the ten months ended December 31, 1996 include the following:

              Recapitalization Expenses                                           $ 3,545
              Deferred compensation plan (Note 9)                                   1,916
              Discontinue AURA product line                                         1,280
              Debt forgiveness                                                      3,722
              Goodwill write-offs                                                  10,824
              Other                                                                   685
                                                                                  -------
                                                                                  $21,972
                                                                                  -------
                                                                                  -------

RECAPITALIZATION EXPENSES

In 1996, Holdings incurred $3,545 of expenses related to recapitalization of Holdings. These expenses related to consent and solicitation of the holders of the senior secured notes and legal and accounting fees.

DISCONTINUANCE OF AURA PRODUCT LINE

In 1996, Holdings wrotedown $1,280 of fixed and other assets, net of debt forgiveness, related to the discontinuance of the AURA product line, which was included in the distributed products segment. Prior to December 1996, Holdings had an agreement with a third party to participate in a joint venture to produce and market its AURA product line. In December 1996, Holdings and the joint venture partner agreed to discontinue all AURA operating and marketing activities.

DEBT FORGIVENESS

Prior to December 1996, the Company made loans to a major supplier of components for its medical oxygen concentrators. The loans were to be repaid through future purchase credits from the supplier. In December 1996, the Company entered into a new agreement with the supplier, which forgave $3,722 of the debt.

GOODWILL WRITE-DOWN

In December 1996, Holdings recorded a goodwill write-down of $10,824 ($4,750 in industrial products and $6,074 in the medical respiratory products segment). In connection with the change in ownership in 1996, management undertook a strategic review of all business units. As a result of the review, goodwill was determined to have been impaired because of the financial condition of certain medical respiratory and industrial business units and Holdings' inability to generate future operating income from these business units. Moreover, anticipated future cash flow of these business units indicates that the recoverability of the goodwill is not reasonably assured. Prior to December of 1996, goodwill was amortized using the straight-line method over twenty years.

12.  PREFERRED STOCK AND RECAPITALIZATION

On August 28, 1996 MVE Investors, LLC purchased 4,700 shares of Holdings 12.5% Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value $100 per share, for the purchase price of $47,000. Holdings used the proceeds of this transaction to purchase a substantial portion of certain Holdings shareholders' common stock. Each share has a liquidation preference of $10,000 plus accrued and unpaid dividends. The shareholders shall be entitled to one vote for each share of Common Stock assuming conversion of the preferred stock to common.

Following this recapitalization, MVE Investors, LLC holds shares of Series A Redeemable Preferred Stock which are convertible into 374,633 shares of Holdings Common Stock, or approximately 74.9% of the Common Stock outstanding on a fully diluted basis. As of December 31, 1998 and 1997, Holdings had accrued, but unpaid dividends of $15,643 and $8,388 relating to Series A Preferred Stock, respectively.

In exchange for 1,061 shares of Common Stock held by certain shareholders, Holdings issued 13 shares of 10% Series B Redeemable Preferred Stock in 1997. Each such share has a liquidation preference of $10,000 plus accrued and unpaid dividends. Also, 49 shares of Series B Redeemable Preferred Stock was purchased for $10,000 per share. In 1996, 66,406 shares of Common Stock were exchanged for 833 shares of the Series B Redeemable Preferred Stock. This class of stock is subject to mandatory redemption and is non-voting. As of December 31, 1998 and 1997, Holdings had accrued, but unpaid dividends of $1,984 and $1,079 relating to Series B Preferred Stock, respectively.

In 1997, Holdings purchased 430 of its outstanding warrants for $30.10944 per warrant. In 1996, Holdings purchased 79% of its outstanding warrants for $30.10944 per warrant.

13.  FISCAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)

                                                                                            December 31,
                                                                                               1996
                                                                                            ------------
                Net sales                                                                      $190,782
                Cost of sales                                                                   138,578
                                                                                              ---------
                             Gross profit                                                        52,204

                Operating expenses:
                      Selling and Marketing                                                      11,789
                      General and administrative                                                 15,910
                      Research and development                                                    3,510
                      Amortization                                                                5,548
                      Other expenses                                                             21,972
                                                                                              ---------
                             Total operating expenses                                            58,729
                                                                                              ---------
                Operating loss                                                                   (6,525)
                Interest expense                                                                (16,530)
                                                                                              ---------
                Net loss before income tax benefit and minority interest                        (23,055)
                Income tax benefit                                                                1,616
                                                                                              ---------
                Net loss before minority interest                                               (21,439)
                Minority interest in net loss                                                     1,077
                                                                                              ---------
                             Net loss                                                         $ (20,362)
                                                                                              ---------
                                                                                              ---------

14.  RELATED PARTY TRANSACTIONS

Holdings purchased from MVE, Inc. 850 shares of $.01 par common stock in MVE Restaurant Services, Inc. for $500.

On November 11, 1998, Holdings loaned a shareholder $50 to be repaid on or before July 1, 2005. Interest accrues quarterly at 8%. The loan is secured by Holdings Common Stock owned by the shareholder.

Holdings loaned two shareholders $2,000 on August 27, 1996, to be repaid to Holdings on or before August 27, 2003. On January 9, 1998, one of the notes matured and the shareholder defaulted. In accordance with the terms of the loan and pledge agreement, Holdings satisfied the defaulted loan by taking possession of certain Holdings' common stock that served as collateral for payment of the loan. Simple interest accrues on the principal amount at an annual rate of 8%. Principal of $500 and $2,000 and accrued interest of $102 and $225 was outstanding at December 31, 1998 and 1997, respectively. The loan is secured by Holdings Common Stock owned by the shareholder.

A director of Holdings has an agreement with the Company which pays an annual fee of $75 in exchange for consulting services. This agreement has a term of one year, renewable at the option of Holdings.

Two shareholders have management agreements with the Company which pay a quarterly fee of $44 each plus expenses. The company paid $387 and $401 related to these agreements in the years ended December 31, 1998 and 1997.

15.  SUBSEQUENT EVENTS

AGREEMENT AND PLAN OF MERGER

On February 16, 1999, Holdings entered into a merger agreement with Chart Industries, Inc. (Chart). Under the agreement, Holdings shall become a wholly owned subsidiary of Chart. The transaction is expected to be complete within 60 days. The closing is subject to certain regulatory approvals and satisfaction of usual and customary closing conditions. The purchase price is approximately $240 million including assumed debt. As part of the merger agreement, Chart will retain 20% of the stock of the cooking oil management business. The remaining 80% of the stock will be distributed to the current shareholders of Holdings.

B) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the Acquisition in a business combination accounted for by the purchase method of accounting and have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The fair values reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming the Acquisition took place as of March 31, 1999 and allocates the total consideration, including estimated direct costs of the Acquisition, to the fair values of assets and liabilities of MVE.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared assuming the Acquisition took place as of January 1, 1998 and do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of MVE, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing MVE for the periods presented.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Unaudited Condensed Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q for the three months ended March 31, 1999 and with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-K for the year ended December 31, 1998. Such pro forma information is based on historical data with respect to the Company and MVE. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the periods specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                 MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA ADJUSTMENTS
                                                   CHART              MVE                SPIN-OFF
                                              MARCH 31, 1999    MARCH 31, 1999            RTI (1)       OTHER           TOTAL
                                              --------------    --------------           ---------      -----           -----
ASSETS

Current Assets
   Cash and cash equivalents                      $  2,493          $   6,763           $    (2)     $  (7,155)(2)    $   2,099
   Accounts receivable, net                         39,223             23,672              (321)          (133)(4)       62,441
   Inventories, net                                 32,912             29,138              (726)           323 (4)       61,647
   Other current assets                              7,596              9,741              (396)          (650)(4)       16,291
                                                  --------          ---------           -------       --------        ---------
Total Current Assets                                82,224             69,314            (1,445)        (7,615)         142,478

Property, plant and equipment, net                  40,966             37,598            (1,647)         7,000 (5)       83,917
Goodwill, net                                       34,054             21,765                          139,851 (3)      195,670
Deferred taxes, net                                                     3,556               131                           3,687
Deferred financing costs                                                                                 6,270 (2)        6,270
Other assets                                        10,032              9,848              (474)        (8,392)(6)       11,014
                                                  --------          ---------           -------       --------        ---------
TOTAL ASSETS                                      $167,276          $ 142,081           $(3,435)      $137,114        $ 443,036
                                                  --------          ---------           -------       --------        ---------
                                                  --------          ---------           -------       --------        ---------

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable                               $ 12,632          $  14,871           $  (410)                      $  27,093
   Customer advances                                16,569                                                               16,569
   Billings in excess of  contract revenue           1,715                                                                1,715
   Accrued expenses and other liabilities           24,200             19,382               142       $ 18,754 (7)       62,478
   Current portion of long-term debt                   474              7,025               (12)        (2,465)(2)        5,022
                                                  --------          ---------           -------       --------        ---------
Total Current Liabilities                           55,590             41,278              (280)        16,289          112,877

Long-term debt                                      15,497            154,981               (41)        96,400 (2)      266,837
Deferred income taxes                                1,153                                                                1,153
Other non-current liabilities                                             102                                               102

Minority interest                                                       1,137                                             1,137
Series A convertible  redeemable preferred
   stock                                                               64,601                          (64,601)(8)
Series B redeemable preferred  stock                                   10,195                          (10,195)(8)

Shareholders' Equity (Deficit)                      95,036           (130,213)           (3,114)        99,221 (9)       60,930
                                                  --------          ---------           -------       --------        ---------

TOTAL LIABILITIES &
   SHAREHOLDERS' EQUITY (DEFICIT)                 $167,276          $ 142,081           $(3,435)      $137,114        $ 443,036
                                                  --------          ---------           -------       --------        ---------
                                                  --------          ---------           -------       --------        ---------

                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO FORMA ADJUSTMENTS
                                                   CHART              MVE                SPIN-OFF
                                              MARCH 31, 1999    MARCH 31, 1999            RTI (1)       OTHER           TOTAL
                                              --------------    --------------           ---------      -----           -----
Sales                                             $ 44,588          $  39,977           $  (735)                      $  83,830
Cost of products sold                               32,271             28,845              (640)                         60,476
                                                  --------          ---------           -------                       ---------
Gross profit                                        12,317             11,132               (95)                         23,354
Selling, general & administrative   expense          7,592              9,749              (751)      $    480 (10)
                                                                                                           117 (11)
                                                                                                           224 (12)      17,411
                                                  --------          ---------           -------       --------        ---------
Operating income (loss)                              4,725              1,383               656           (821)           5,943
Interest (expense) income - net                       (328)            (4,676)                1            277 (13)      (4,726)
                                                  --------          ---------           -------       --------        ---------
Income (loss) before income taxes                    4,397             (3,293)              657           (544)           1,217
Income tax expense (benefit)                         1,495             (1,417)              263            (23)(14)         318
                                                  --------          ---------           -------       --------        ---------
Net income (loss) before minority  interest
  and extraordinary item                             2,902             (1,876)              394           (521)             899
Minority interest in net income                                           (47)                                              (47)
                                                  --------          ---------           -------       --------        ---------

Net income (loss) before extraordinary item       $  2,902          $  (1,923)          $   394       $   (521)       $     852
                                                  --------          ---------           -------       --------        ---------
                                                  --------          ---------           -------       --------        ---------
Net income (loss) before extraordinary item
  per share                                         $  .12                                                            $     .04
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Shares used in per share calculations               23,644                                                               23,644
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Net income (loss) before extraordinary item
  per share - assuming dilution                     $  .12                                                            $     .04
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Shares used in per share  calculations --
  assuming dilution                                 23,841                                                               23,841
                                                  --------                                                            ---------
                                                  --------                                                            ---------

                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO FORMA ADJUSTMENTS
                                                   CHART              MVE                SPIN-OFF
                                              MARCH 31, 1999    MARCH 31, 1999            RTI (1)       OTHER           TOTAL
                                              --------------    --------------           ---------      -----           -----
Sales                                             $229,423          $ 207,751           $(1,614)                      $ 435,560
Cost of products sold                              151,766            148,096            (1,028)                        298,834
                                                  --------          ---------           -------       --------        ---------
Gross profit                                        77,657             59,655              (586)                        136,726
Selling, general & administrative expense           33,502             43,146            (2,214)       $ 1,921 (10)
                                                                                                           467 (11)
                                                                                                           896 (12)      77,718
                                                  --------          ---------           -------       --------        ---------
Operating income (loss)                             44,155             16,509             1,628         (3,284)          59,008
Interest (expense) income - net                       (901)           (18,915)              (26)         1,347 (13)     (18,495)
                                                  --------          ---------           -------       --------        ---------
Income (loss) before income taxes                   43,254             (2,406)            1,602         (1,937)          40,513
Income tax expense (benefit)                        15,039              1,336               593             (6)(14)      16,962
                                                  --------          ---------           -------       --------        ---------
Net income (loss) before minority interest
  and extraordinary item                            28,215             (3,742)            1,009        (1,931)           23,551
Minority interest in net income                                          (165)                                             (165)
                                                  --------          ---------           -------       --------        ---------
Net income (loss) before extraordinary item       $ 28,215          $  (3,907)          $ 1,009       $ (1,931)       $  23,386
                                                  --------          ---------           -------       --------        ---------
                                                  --------          ---------           -------       --------        ---------
Net income (loss) before  extraordinary
  item per share                                  $   1.17                                                            $     .97
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Shares used in per share  calculations              24,084                                                               24,084
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Net income (loss) before  extraordinary
  item per share -- assuming dilution             $   1.16                                                            $     .96
                                                  --------                                                            ---------
                                                  --------                                                            ---------
Shares used in per share calculations --
  assuming dilution                                 24,426                                                               24,426
                                                  --------                                                            ---------
                                                  --------                                                            ---------

                             CHART INDUSTRIES, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 12, 1999, the Company completed the acquisition of MVE. The Acquisition was accomplished pursuant to the Agreement. A copy of the Agreement is filed as an Exhibit hereto.

As consideration for the Acquisition, Chart Acquisition Company paid approximately $245.2 million in cash to purchase all of MVE's common and preferred stock, to pay off certain existing debt instruments, and to complete a tender offer and consent solicitation for the 12-1/2 percent senior secured notes due 2002 issued by MVE, Inc., a wholly owned subsidiary of MVE. The tender offer and consent solicitation was priced on April 12, 1999. The purchase price and other terms of the Agreement were determined through arms-length negotiations. There are no material relationships between MVE and the Company or any of their affiliates, directors or officers.

Payment of the purchase price was financed by the Company from borrowings under its Credit Agreement, dated as of April 12, 1999, between Chart Industries, Inc., the subsidiary Borrowers (as defined therein), the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), The Chase Manhattan Bank, as Administrative Agent, and National City Bank, as Documentation Agent (the "Credit Agreement").

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999 gives effect to the Acquisition as if such Acquisition occurred on March 31, 1999 by combining the Company's and MVE's March 31, 1999 historical balances. The fair values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To reflect the spin-off of MVE's Restaurant Technologies, Inc. ("RTI") business and the Company's on-going 20 percent investment in RTI of $202,000 as if the spin-off of RTI occurred on January 1, 1998.

(2) To reflect the financing of the Acquisition as follows (dollars in thousands):

         Borrowings under Chart Credit Agreement (at interest rates
          ranging from 6.5 percent to 7.0625 percent)                     $ 250,000
         Purchase price, including direct acquisition costs                 (84,876)
         Retirement of certain existing MVE debt (at interest rates ranging from 7.5 percent to 14.125 percent):
             Current portion of long term debt                               (2,465)
             Long term debt, excluding current portion                     (141,917)
         Deferred  financing  costs incurred by Chart related to
             the establishment of the Credit Agreement                       (6,270)
         Tender offer and consent solicitation fees                          (9,627)
         Payment of former Chart credit facility                            (12,000)
                                                                          ---------
         Net decrease in cash                                             $  (7,155)
                                                                          ---------
                                                                          ---------

(3) To reflect the excess of acquisition costs over the estimated fair value of net assets acquired (goodwill). The purchase price and purchase price allocation are summarized as follows (dollars in thousands):

         Purchase price:
              Cash paid                                                               $  82,673
              Direct acquisition costs                                                    2,203
                                                                                      ---------
                                                                                         84,876

         Allocated to:
              Historical book value of MVE's net assets (liabilities)     $(130,213)
              Adjustments to assets and liabilities:
                 Spin-off RTI                                                (3,114)
                 Investment in RTI                                              202
                 Eliminate MVE historical goodwill                          (21,765)
                 Acquired in-process research and development                21,600
                 Other asset revaluations                                       508
                 Adjustments to liabilities assumed                         (18,754)
                 Redemption of redeemable preferred stock                    74,796
                                                                          ---------

              Fair value of MVE's net assets (liabilities)                             (76,740)
                                                                                      ---------
         Excess purchase price over fair value of MVE's
           net assets (liabilities) -- goodwill                                        $161,616
                                                                                      ---------
                                                                                      ---------

(4) To reflect fair value adjustments to the carrying value of accounts receivable, inventories and other current assets.

(5) To reflect the estimated step-up in property, plant and equipment values to fair value based on preliminary appraisals.

(6) To reflect $5.9 million of fair value adjustments to the carrying value of other assets, primarily non-compete agreements no longer enforceable after the Acquisition, and $2.5 million to write-off deferred financing costs related to certain existing MVE debt instruments that were retired subsequent to the Acquisition. The charge to write-off these deferred financing costs has not been included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations since it is non-recurring in nature.

(7) To reflect $13.4 million of restructuring reserves related to the restructuring plan for MVE's operations, $3.7 million for increasing the recorded pension liability to the projected benefit obligation based on the latest actuarial valuations, and $1.7 million of other liabilities assumed.

(8)      To reflect the redemption of MVE's redeemable preferred stock.

(9) To reflect the elimination of MVE's accumulated stockholder's deficit of $133.3 million, the estimated write-off of acquired in-process research and development of $21.6 million and the estimated charge of $12.5 million for total costs related to certain existing MVE debt instruments that were retired subsequent to the Acquisition. The charges related to acquired in-process research and development and early extinguishment of debt have not been included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations since they are non-recurring in nature.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS ADJUSTMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 give effect to the Acquisition as if such Acquisition occurred on January 1, 1998 by combining the Company's and MVE's historical results of operations for the three month period ended March 31, 1999 and for the twelve month period ended December 31, 1998.

(10) To reflect amortization expense relative to the Company's new basis in net assets acquired in conjunction with the Acquisition as if the Acquisition had occurred January 1, 1998. The amortization expense is resultant from the amortization on a straight-line basis, over 40 years, of the $161.6 million in goodwill related to the Acquisition. The goodwill amortization created by this transaction is not tax-deductible.

(11) To reflect depreciation expense on the step-up in historical value of MVE's plant and equipment to reflect estimated fair value as if the Acquisition had occurred January 1, 1998. The depreciation expense is resultant from the depreciation on a straight-line basis, over periods ranging from five to ten years, of the estimated $7.0 million step-up of plant and equipment related to the Acquisition.

(12) To reflect amortization expense of deferred financing costs incurred by the Company related to the establishment of the Credit Agreement as if the Acquisition had occurred January 1, 1998. The amortization expense is resultant from the amortization on a straight-line basis, over 7 years, of the $6.3 million in deferred financing costs incurred.

(13) To reflect a reduction in interest expense assuming the Acquisition had occurred January 1, 1998. Interest expense has been calculated based on the Company's borrowings of $250 million under the Credit Agreement used to fund total consideration paid in conjunction with the Acquisition and includes the retirement of certain of MVE's existing debt.

(14) To reflect the tax benefit of an effective rate of 36.3 percent for deductible expenses such as depreciation expense and interest expense. The Company's management believes that this effective rate is indicative of the Company's tax position assuming the Acquisition had occurred on January 1, 1998. The goodwill amortization created by this transaction is not tax deductible.

C)       EXHIBITS

NUMBER                            DESCRIPTION
------                            -----------
2.1      Agreement and Plan of Merger, dated as of February 16, 1999, among
         Chart Industries, Inc., Chart Acquisition Company and MVE Holdings,
         Inc.*

2.2      Agreement and Plan of Merger, dated as of February 25, 1999, among
         Chart Industries, Inc., Chart Acquisition Company and MVE Investors,
         LLC.*

10.1     Credit Agreement, dated as of April 12, 1999, between Chart Industries,
         Inc., the Subsidiary Borrowers (as defined therein), the Subsidiary
         Guarantors (as defined therein), the Lenders (as defined therein), The
         Chase Manhattan Bank, as Administrative Agent, and National City Bank, as Documentation Agent.*

10.2     Indemnification and Warrant Purchase Agreement, dated as of April 12,
         1999, among Chart Industries, Inc., MVE Holdings, Inc. and each of the former members of MVE Investors, LLC listed on the signature pages thereto.*

10.3     Form of Promissory Note.*

10.4     Form of Mortgage, Assignment of Rents, Security Agreement and Fixture
         Filing.*

10.5     Warrant Agreement, dated as of April 12, 1999, between Chart
         Industries, Inc. and each of the persons listed on the signature pages thereto.*

10.6     Escrow Agreement, dated as of April 12, 1999, by and among MVE
         Holdings, Inc., Chart Industries, Inc., Chart Acquisition Company, ACI
         Capital I, LLC, in its own capacity and, with respect to the Class B
         Escrow Amount (as defined therein), as agent and attorney-in-fact for each of the former members of MVE Investors, LLC, listed therein, and Firstar Bank of Minnesota, N.A.*

23.1     Consent of Deloitte & Touche LLP.

*        Previously filed.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERUNTO DULY AUTHORIZED.


                                CHART INDUSTRIES, INC.

                                By: /s/ DON A. BAINES
                                    -------------------------------------------
                                    DON A. BAINES
                                    CHIEF FINANCIAL OFFICER AND TREASURER

Dated: June 23, 1999
       -------------

                                INDEX TO EXHIBITS

EXHIBIT NO.                        DESCRIPTION                         PAGE
-----------                        -----------                         ----
2.1      Agreement and Plan of Merger, dated as of February 16, 1999, among
         Chart Industries, Inc., Chart Acquisition Company and MVE Holdings,
         Inc.*

2.2      Agreement and Plan of Merger, dated as of February 25, 1999, among
         Chart Industries, Inc., Chart Acquisition Company and MVE Investors,
         LLC.*

10.1     Credit Agreement, dated as of April 12, 1999, between Chart Industries,
         Inc., the Subsidiary Borrowers (as defined therein), the Subsidiary
         Guarantors (as defined therein), the Lenders (as defined therein), The
         Chase Manhattan Bank, as Administrative Agent, and National City Bank, as Documentation Agent.*

10.2     Indemnification and Warrant Purchase Agreement, dated as of April 12,
         1999, among Chart Industries, Inc., MVE Holdings, Inc. and each of the former members of MVE Investors, LLC listed on the signature pages thereto.*

10.3     Form of Promissory Note.*

10.4     Form of Mortgage, Assignment of Rents, Security Agreement and Fixture
         Filing.*

10.5     Warrant Agreement, dated as of April 12, 1999, between Chart
         Industries, Inc. and each of the persons listed on the signature pages thereto.*

10.6     Escrow Agreement, dated as of April 12, 1999, by and among MVE
         Holdings, Inc., Chart Industries, Inc., Chart Acquisition Company, ACI
         Capital I, LLC, in its own capacity and, with respect to the Class B
         Escrow Amount (as defined therein), as agent and attorney-in-fact for each of the former members of MVE Investors, LLC, listed therein, and Firstar Bank of Minnesota, N.A.*

23.1     Consent of Deloitte & Touche LLP.

*        Previously filed.